EXHIBIT 23(B)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated January 12, 2004 accompanying the consolidated financial statements included in the 2003 Annual Report of Community Bancorp of New Jersey on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Sun Bancorp, Inc. on Form S-4. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Grant Thornton, LLP

Philadelphia, Pennsylvania
April 13, 2004